UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive
Suite 100, Flowood, MS 39232, USA
 (Address of principal executive offices) (Zip Code)

601.983.3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Election of Principal Accounting Officer

Effective May 9, 2007, in accordance with a board resolution of same date (the "Board Resolution"), Xfone, Inc. (the "Registrant") elected Mr. Niv Krikov, its Vice President Finance, as the Principal Accounting Officer of the Registrant.

Mr. Krikov, prior to joining the Registrant in March 2007, held the following financial and accounting positions: Corporate Controller of Nur Macroprinter Ltd., a publicly traded company (OTCBB: NURMF.PK) acting as a manufacturer of wide format digital printers, where Mr. Krikov was responsible, among other duties, for the preparation of all financial reports (2005 to March 2007); Controller and later Credit and Revenues Manager of Alvarion Ltd. (NASDAQ: ALVR) (2002 to 2005); Certified public accountant at the Israeli public accounting firm of Kost Forer Gabbay & Kasierer, an affiliate of the international public accounting firm Ernst & Young (1997 to 2001).

Mr. Krikov holds a B.A. degree in Economics and Accounting from the Tel Aviv University and is licensed as a CPA in Israel. Mr. Krikov also holds a LL.M degree from the Faculty of Law at the Bar Ilan University.

Pursuant to the Board Resolution, for holding the positions of Vice President Finance and Principal Accounting Officer, Mr. Krikov will be entitled to the following employment terms:

•	A monthly gross salary of 25,000 NIS (approximately $6,300) (the “Salary”).
•
Executive insurance - the Company will allocate 13.3% of the Salary (8.3% for severance payments and 5% for remuneration), and Mr. Krikov will allocate 5% of the Salary. The insurance will include a loss of working capacity coverage (up to 2.5%) that will be paid by the Company.

•	Continuing education fund - the Company will allocate 7.5% of the Salary and Mr. Krikov will allocate 2.5% of the Salary.
•	Company car, including fuel expenses.
•	Company mobile phone.
•	19 days of paid vacation per each employment year. The timing of the vacation will be coordinated with the Company’s Chief Executive Officer.
•	Recuperation payments as provided by the applicable collective agreement in Israel.
•	The Company and Mr. Krikov may terminate the employment of Mr. Krikov with the Company upon 30 days prior notice.
•
Mr. Krikov will be granted options to purchase a certain amount of the Company’s shares of common stock, as to be recommended by the Chief Executive Officer of the Company and approved of the Board of Directors. Such options are intended to be granted under and subject to the Company’s 2007 Stock Option Plan (which has not yet been adopted).

Mr. Krikov will be based at the Company's subsidiary's executive offices in Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: May 9, 2007	By:	/s/ Guy Nissenson
Guy Nissenson President, Chief Executive Officer, Treasurer, Chief Financial Officer and Director